UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2013

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Princeton, New Jersey 08540
(Address of principal executive office)(Zip Code)

(609) 514-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 6, 2013, Mark C. Kelly, principal accounting officer of Rockwood Holdings, Inc. (the “Company”) and its Vice President Corporate Finance, resigned to pursue other career opportunities.

(c) Effective September 6, 2013, Robert J. Zatta, Senior Vice President and Chief Financial Officer of the Company, reassumed the additional duties of principal accounting officer.

Item 8.01.                Other Events

On September 10, 2013, Rockwood Specialties Group, Inc., a subsidiary of the Company (“RSGI”) entered into a Reimbursement Agreement with TD Bank, N.A., pursuant to which TD Bank will issue at RSGI’s request letters of credit on behalf of RSGI (or for the account of its subsidiaries) in an aggregate face amount at any time outstanding of up to $30,000,000 to replace letters of credit currently under the Company’s senior secured credit facility, subject to the terms and conditions set forth therein.  Pursuant to the Reimbursement Agreement, RSGI will pay a fronting fee at a rate of 1.40% per annum on the average daily amount of issued and outstanding letters of credit, and will reimburse TD Bank for any drawings made on letters of credit within one business day.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

By:	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Assistant Secretary

Dated: September 11, 2013